EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of ECCO Energy Corp. (the "Company") on Form 10-QSB for the quarter ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, N. Wilson Thomas, Controller of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

ECCO ENERGY CORP.

Date: May 15, 2008	By:	/s/ N. Wilson Thomas
N. Wilson Thomas
Title: Controller